Exhibit 10.8
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Delta Coal LLC	Supplement No.	1
	95 White Bridge Road	Date	July 29, 2008
	Nashville Tn 37205	Group No.	612
		Contract No.	40668
		Plant	Various
		Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached with TVA and Tate Rich to amend the contract as follows:
Section 1.0 shall be deleted in its entirety and replaced with the following:
1.0	CONTRACT TERM

The “Base Term” of this contract is 5.5 years (July 1, 2008 — December 31, 2013) and provides for Base Term price renegotiations effective on the 30th month anniversary (January 1, 2011) of the Delivery Commencement Date. The “Reopener Term” of this contract is 5.0 years (January 1, 2014 — December 31, 2018). The Base Term and the Reopener Term are subject to the terms and conditions provided below.

(A) The Delivery Commencement Date shall be July 1, 2008, and deliveries shall continue for ten and one-half (10 1/2) years from said Delivery Commencement Date unless terminated earlier by agreement or as otherwise provided herein.

(B) Either party may elect to commence Base Term price renegotiations by providing written notice nine (9) months prior to the 30th month anniversary of the Delivery Commencement Date for the purpose of renegotiating the price of coal to be provided for the remainder of the Base Term of this contract (i.e., January 1, 2011 — December 31, 2013) or for the sole purpose of terminating deliveries. The party desiring to commence such renegotiations shall give the other party written notice at least nine (9) months prior to the 30th month anniversary date. Nothing herein is intended to require a party who has commenced renegotiations hereunder to continue such renegotiations if, for any reason, such party determines it is not in its interests to do so. If the Base Term price renegotiation provision has been exercised, this contract will terminate on the said 30th month anniversary date unless TVA and the Contractor have mutually agreed in writing six (6) months prior to the said anniversary date to continue this contract. Neither party shall be under any obligation or liability to continue this contract beyond said termination or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith. If neither party elects to commence such Base Term price renegotiations, this contract shall continue in effect for the Base Term.

(C) If the parties agree to continue this contract beyond the 30th month anniversary of its Delivery Commencement Date as the result of renegotiations as provided in (B) above or if neither party elects to commence such Base Term price renegotiations and this contract continues in effect for the Base Term, then this contract may be reopened by either party nine (9) months prior to the 66th month anniversary of the Delivery Commencement Date for the purpose of renegotiating Reopener Term price and other terms and conditions or for the sole purpose of terminating deliveries at the conclusion of the Base Term (December 31, 2013) of this contract. The party desiring to exercise such reopener shall give the other party written notice at least nine (9) months prior to the 66th month anniversary date and may, but shall not be required to, specify the purpose of such reopening. Nothing herein is intended to require a party who has commenced renegotiations hereunder to continue such renegotiations if, for any reason, such party determines it is not in its interests to do so. If the reopener provision has been exercised, this contract will terminate on the said 66th month anniversary date (January 1, 2014) unless TVA and the Contractor have mutually agreed in writing six (6) months prior to the said anniversary date to continue this contract. Neither party shall be under any obligation or liability to continue this contract beyond said termination or have any liability for refusing to do so, if either party desires to terminate deliveries in accordance herewith.
Section 9.0 Quality and Specifications
Section 9.1 shall be amended as follows:
     Delete: Ash (As Received) 9.0% Not more than 11.0%
     Add: Ash (As Received) 10.0% Not more than 12.0%
Section 10.0 CONTRACT PRICE ADJUSTMENTS AND COST REIMBURSEMENTS
Section 10.0 shall be amended as follows:
Section 10.5: TVA agrees to waive all notice provisions under this Section 10.0 with respect to Contractor requests for reimbursement under subsection 10.2.1 (i) for any cost reimbursement request submitted with respect to coal provided to TVA during the first Contract Year only (July 1, 2008 through December 31, 2008) provided, however, (1) any such cost reimbursement request for the first Contract Year must be received by TVA prior to the end of the first Contract Year (December 31, 2008), and (2) such waiver of notice does not in any way diminish TVA’s audit or other rights under this Section 10 or any other provisions of this agreement. Any such cost reimbursement requests for the first Contract Year that are received after December 31, 2008 will not be considered by TVA for any purpose. The provisions of this Section 10.5 will apply to, and only to, coal provided to TVA during the period July 1, 2008 through December 31, 2008 and not to any other coal provided under contract 40668.

All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/

Title	Contract Support Specialist

8/18/08	/s/

Date	Manager of Coal Supply